Exhibit 5 and 23(b)

Charles F. Hertlein, Jr.
513-977-8315
chuck.hertlein@dinslaw.com

November 21, 2011

Cincinnati Financial Corporation
P.O. Box 145496
Cincinnati, Ohio  45250-5496

Ladies and Gentlemen:

This opinion is rendered for use in connection with the registration statement on Form S-3, prescribed pursuant to the Securities Act of 1933, filed by Cincinnati Financial Corporation (the “Company”) with the Securities and Exchange Commission on or about this date under which up to 6,160,000 shares of the Company’s Common Stock, par value $2 per share (“Common Stock”) are to be registered for issuance as necessary to support participation in the Company’s dividend reinvestment/direct stock purchase program.

We hereby consent to the filing of this opinion as Exhibits 5 and 23(b) to the registration statement and to the reference to our name in the registration statement.

As counsel to the Company, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such statutes, documents, corporate records, certificates of public officials, and other instruments as we have deemed necessary for the purpose of this opinion, including the Company’s articles of incorporation, as amended, and code of regulations, as amended, and the record of proceedings of the shareholders and directors of the Company.

Based upon the foregoing, we are of the opinion that:

1.           The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Ohio.

2.           When the registration statement shall have been declared effective by order of the Securities and Exchange Commission and such 6,160,000 shares of Company Common Stock shall have been issued in accordance with the terms set forth in the registration statement, such shares of Company Common Stock will be legally and validly issued and outstanding, fully-paid and nonassessable.

Very truly yours,

DINSMORE & SHOHL LLP

/s/Charles F. Hertlein, Jr.
Charles F. Hertlein, Jr.